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                                                                    EXHIBIT 3.14

                                  BY-LAW NO. 1
                                  ------------

                       A By-Law relating generally to the
                   transaction of the business and affairs of

                         NORTH AMERICAN ENGINEERING INC.
                               (the "Corporation")

                                  SHAREHOLDERS
                                  ------------

1. Special Resolution - Shall mean a Resolution passed by a majority of not less than 3/4 of the votes cast by the Shareholders who voted in respect of that Resolution or signed by all the Shareholders entitled to vote on that Resolution.

2. Participation in Meeting by Telephone - A Shareholder or any other person entitled to attend a meeting of Shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

3. Procedure at Meetings of Shareholders - The Chairman of any meeting of Shareholders shall be the first mentioned of such of the following Officers as have been appointed and who is present at the meeting: Chairman of the Board, President, or a Vice-President who is a Shareholder. If no such Officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one (1) of their number to be Chairman. If the Secretary of the Corporation is absent, the Chairman shall appoint some person who need not be a Shareholder to act as Secretary of the meeting.

          The Chairman of any meeting of the Shareholders shall conduct the procedure thereat in all respects and his decision on any matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity of any instruments of proxy, shall be conclusive and binding upon the Shareholders.

          A declaration of the Chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

          The Chairman at any meeting of the Shareholders may vote as a Shareholder but shall not have a second or casting vote in the case of an equality of votes.

4. Scrutineers - The Chairman at any meeting of Shareholders may appoint one (1) or more persons (who may but need not be Shareholders, Directors, Officers or employees of the Corporation) to act as scrutineers at such meeting.

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                                     - 2 -

                                    DIRECTORS
                                    ---------

5. Calling Meetings - The Chairman of the Board or the President may at any time, and the Secretary of the Corporation shall, upon the request of a Director, summon a meeting of the Directors.

6. Notice of Meetings - Notice of meetings of the Board shall be given to each Director not less than forty eight (48) hours before the time when the meeting is to be held, or on such shorter notice as the Directors may agree. Each newly elected Board may without notice hold its first meeting for the purposes of organization and the election and appointment of Officers immediately following the meeting of Shareholders at which such board was elected, provided a quorum of Directors is present.

7. Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes .cast on the question; and in the case of an equality of votes, the Chairman of the meeting shall not be entitled to a second and casting vote.

8. Participation in Meetings by Telephone - A Director may participate in and vote at a meeting of Directors or of a committee of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

9. Notices - The signature to any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

10.       Borrowing - The Directors may from time to time:

     (a) borrow money upon the credit of the Corporation in such amount and upon such terms as they think proper;

     (b) hypothecate, pledge or mortgage the real and personal property of the Corporation;

     (c)  provide security for any loan to the Corporation by an assignment of:
          (i)    accounts receivable;

          (ii) the proceeds of any policy of insurance owned by the corporation;

          (iii)  the proceeds or benefit of any contract or chose in action;

     (d) sign bills, notes, contracts and other evidence of or securities for money borrowed or to be borrowed;

     (e) authorize one or more Directors or Officers of the Corporation, with or without substitution, to execute any or all documents necessary for the above purposes.

11. In the case of a Corporation continued by the issuance of a Certificate of Continuance by the Registrar of Corporations, the Directors are authorized to call in all share certificates issued to the shareholders of

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                                      - 3 -

record of the Corporation and to endorse thereon "The shares represented by this Certificate are subject to a restriction on transferability and may be subject to a lien in favour of the Corporation", or to have them cancelled and replaced by new certificates in the form attached to this By-Law.

12. Indemnification by Corporation - The Corporation shall indemnify, to the extent permitted by Law, all directors and officers, former directors and officers, and other persons acting at the Corporation's request as a director or officer of a body corporate to which the Corporation is or was a shareholder or creditor. The indemnity shall include all costs, charges, expenses, judgments or settlement sums reasonably incurred with respect to any civil, criminal, or administrative action or proceeding.

13. Directors and Officers' Liability Insurance - The Corporation may purchase and maintain liability insurance for the benefit of any directors or officers, former directors and officers, and other persons acting at the Corporation's request as a director or officer of a body corporate to which the Corporation is or was a shareholder or creditor. The insurance shall cover any liability for all costs, charges, expenses, judgments or settlement sums reasonably incurred with respect to any civil, criminal, or administrative action or proceeding.

          DATED this 10th day of August, 1990.


                                        /s/  [Illegible]
                                        ----------------------------------------
                                        President


                                        /s/  [Illegible]
                                        ----------------------------------------
                                        Secretary

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                                  BY-LAW NO. 2
                                  ------------

                    A By-Law relating to Signing Authority of
                        NORTH AMERICAN ENGINEERING INC.
                               (the "Corporation")

                                SIGNING AUTHORITY
                                -----------------

1. The Chairman, the President, the Vice-President, the Secretary, the Treasurer and the Assistant Secretary of the Corporation, or any person as may be appointed by the Corporation, as the case may be, or either one of them, or any two of them, are hereby designated as signing Officers of the Corporation and are hereby authorized and empowered by and on behalf of the Corporation from time to time:

     (a) to sign, make, draw, accept, endorse, execute and deliver cheques, promissory notes, bills of exchange, drafts, orders for payout of money, agreements to give security and all agreements, documents and instruments obligating the Corporation to any Bank or as required by any Bank or as may relate to any banking business or borrowings or advances by way of overdraft or otherwise of any liability or obligation heretofore, now or hereafter made or incurred directly or indirectly by the Corporation;

     (b) to borrow money from any Bank by obtaining loans or advances or by way of overdraft or otherwise;

     (c) to assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immovable property, rights, powers, choses in action, or other assets, present or future, of the Corporation to secure any such securities or other securities of the Corporation or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Corporation heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

     (d) without in any way limiting the aforesaid powers, to give security or promises to give security, agreements, documents and instruments in any manner or form or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Corporation heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. That any agreements, documents and instruments signed or executed in the manner set forth in this By-Law No. 2 shall be valid and binding upon the Corporation.

          DATED this 10th day of August, 1990.


                                        /s/  [Illegible]
                                        ----------------------------------------
                                        President


                                        /s/  [Illegible]
                                        ----------------------------------------
                                        Secretary